SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 AMENDMENT NO. 1
                                       ON
                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Bentley Pharmaceuticals, Inc.
                    ----------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

      Florida                                                   59-1513162
-----------------------                                      -------------------
(State of Incorporation                                       (I.R.S. Employer
    or Organization)                                         Identification No.)


 4830 West Kennedy Boulevard, One Urban Centre, Suite 550, Tampa, Florida 33609
--------------------------------------------------------------------------------
      (Address of principal executive offices)                        (Zip Code)

If  this  Form  relates  to  the        If this Form relates to the registration
registration  of a class of debt        of  a class of debt securities and is to
securities and is effective upon        become effective simultaneously with the
filing   pursuant   to   General        effectiveness  of a concurrent registra-
Instruction A(c)(1) please check        tion statement under the  Securities Act
the following  box. [  ]                of 1933 pursuant to  General Instruction
                                        A (c) (2),   please check  the following
                                        box.  [  ]

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class               Name of Each Exchange on Which
to be so Registered               Each Class is to be Registered

Units                             American Stock Exchange/Pacific Stock Exchange
Debentures                        American Stock Exchange/Pacific Stock Exchange
Class A Redeemable Warrants       American Stock Exchange/Pacific Stock Exchange
---------------------------       ----------------------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:  None.






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Item 1.      Description of Registrant's Securities to be Registered.

             Information required by this Item 1 relating to the Registrant's Units, Debentures and Class A Redeemable Warrants is incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 33-65125) that was filed with the Securities and Exchange Commission on January 30, 1996, under the sections captioned "Description of Securities," and "Description of Debentures," on pages 49-53 and 54-58, respectively, of the prospectus contained therein.



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


                                    SIGNATURE

             Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 BENTLEY PHARMACEUTICALS, INC.


Date: February 7, 1996           By: /s/ Michael D. Price
                                     -------------------------------------------
                                      Michael D. Price
                                      Vice President and Chief Financial Officer


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